EXHIBIT 5.1


                   OPINION AND CONSENT OF POLLET & RICHARDSON

                               POLLET & RICHARDSON
                                A Law Corporation
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154

                               September 25, 2001
Tribeworks, Inc.
988 Market Street
San Francisco, California 94102

                  Re: Pan World Corporation 1999 Stock Option Plan Tribeworks, Inc. 2001 Stock Plan
Gentlemen:

         We have acted as counsel to Tribeworks, Inc. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of the Company's common stock, par value $0.0001 (the "Shares"), which may be granted in connection with the above-referenced plans or issued upon exercise of options granted in connection with the above-referenced plans (the "Plans"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plans, will be legally issued, fully paid, and nonassessable under the Delaware General Corporation Code.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares.

                               POLLET & RICHARDSON
                                A LAW CORPORATION


                                            By:      /S/ ERIC E. RICHARDSON
                                                     ---------------------------
                                                         ERICK E. RICHARDSON